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                                  EXHIBIT 10.20

                           BENTON OIL AND GAS COMPANY
                              EMPLOYMENT AGREEMENT
                                       FOR
                                  PETER J. HILL

         This Employment Agreement (the "Agreement") is entered into as of July 10, 2000 by BENTON OIL AND GAS COMPANY, a Delaware corporation ("Company") and PETER J. HILL ("Employee").

In consideration of the promises below, the parties agree as follows.

         1. Title. Employee shall hold the title of President and Chief Executive Officer.

         2. Duties.

                  2.1. General Duties. Employee shall undertake and render services as may from time to time be assigned to him by the Board of Directors. The duties shall be reasonably consistent with Employee's experiences and shall include implementing the business plan developed from time to time by the Board and Employee. Employee shall have the responsibility of directing and supervising all of the activities of the Company both new and recurring, in its normal course of business.

                  2.2. Outside Activities. Employee shall devote his full time to the performance of his duties, and agrees that his first duty of loyalty is to Company. Except with the express written consent of the Board of Directors, Employee shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in any other duties or pursuits which interfere or compete with the performance of his duties under this Agreement.

         3. Term. This Agreement shall commence on July 10, 2000 and continue in force until July 9, 2003 (the "Employment Period") unless sooner terminated by either party pursuant to Section 5.

         4. Compensation. As payment in full for services rendered to Company, Employee shall be entitled to receive from Company, and Company shall pay to Employee, salary and benefits as follows.

                  4.1. Salary. Company shall initially pay to Employee base salary at a rate of $350,000 per annum ("Base Salary") payable bi-weekly or at such other time or times as Company may allow or provide to other similarly situated employees in accordance with policies adopted from time to time by the Board of Directors. Base Salary for any partial period of employment shall be prorated. All compensation shall be subject to deductions or withholding for taxes. Company shall annually review Employee's salary.

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                  4.2. Annual Incentive Compensation. Employee shall be entitled to an annual bonus (the "Annual Bonus") as determined by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The Compensation Committee shall establish reasonable performance criteria with the targeted bonus being 50% of Employee's Base Salary. The criteria to be developed, with the agreement of the Employee shall be based upon increases in the Company's cash flow and increases in the Company's oil and gas reserves.

                  4.3. Equity Compensation. As of the Commencement Date, the Company shall issue stock options (the "Options") to purchase shares of the Company's common stock under the Company's Stock Option Plan. The initial grant shall be Options to purchase 175,000 shares of the Company's stock. On an annual basis thereafter, and assuming that Employee meets the performance criteria established as provided in
         Section 4.2 above, Employee shall be entitled to receive additional stock Options in an amount of not less than Employee's Base Salary divided by the stock price at the time of the grant of the Options. For example, if Employee's salary is $350,000 and the stock price is $5.00 per share, the Employee will be granted Options to purchase 70,000 shares. All Options granted shall vest equally over a three year period.

                  4.4. Fringe Benefits. Employee shall be entitled to annual vacation and to receive employee and fringe benefits including but not limited to any compensation plan such as an incentive stock option, restricted stock or stock purchase plan or any employee benefit plan such as a thrift, pension, profit sharing, medical disability, accident, plan program or policy (the Company's "Plans") as Company may allow or provide to other similarly situated employees in accordance with policies adopted from time to time by the Board of Directors.

                  4.5. Expenses Reimbursement. Employee shall be reimbursed for all direct, out-of-pocket business expenses incurred by him in connection with his employment (including, without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company), upon timely submission by the Employee of receipts and other documentation, and in accordance with the normal expense reimbursement policy of the Company.

                  4.6. Sickness and Disability. Except as set forth in Section 5.2, Employee shall receive full compensation for any period of illness or incapacity during the term of this Agreement.

                  4.7. Holidays. Employee shall be entitled to holidays recognized as State and/or National holidays and as Company may allow or provide in accordance with policies adopted from time to time by the Board of Directors.

         5. Termination of Employment. The following provisions shall apply in the event of termination of Employee's employment for any reason.

                  5.1. Right to Terminate by Company. Company may terminate Employee's Agreement, by action of its Board of Directors, immediately upon written notice of termination

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         for Cause or upon thirty (30) days notice for any other reason. The term "Cause" when referring to termination by Company means only the following and any other termination shall be without Cause: (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an Employee which is intended to result in substantial personal enrichment to the Employee; (ii) Employee's conviction of a felony which the Board responsibly believes has had or will have a material detrimental effect on the Company's reputation or business; (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company; and (iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

                  5.2. Termination for Death or Disability. Employee's employment shall terminate upon the earliest of the events specified below:

                  (i) the death of Employee;

                  (ii) the date of termination specified in a written notice of termination by reason of physical or mental condition of Employee which shall substantially incapacitate him from performing his principal duties delivered by the Company to Employee at least 30 days prior to the date specified in the notice, which shall be any date after the expiration of any 120 consecutive days during which Employee shall be unable, by reason of his disability, to perform his principal duties, provided however, that such notice shall be null and void if Employee fully resumes the performance of his duties under this Agreement prior to the date of termination set forth in the notice.

                  5.3. Termination by Employee. If an Involuntary Termination has occurred, Employee shall be entitled to terminate his employment and to receive compensation equal to such compensation provided in
         Section 6.3. If Employee terminates his employment for any reason other than death, disability or Involuntary Termination, then Employee shall provide the Company with thirty (30) days prior notice and Employee shall be paid his compensation until the effective date of termination.

         6. Change of Control and Involuntary Termination.

                  6.1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (i) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                           (a) the approval by shareholders of the Company of a
                  merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding

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                  immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                           (b) any approval by the shareholders of the Company
                  of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                           (c) any "person" (as such term is used in Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (d) a change in the composition of the Board, as a
                  result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a), (b) or (c) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

                  (ii) Involuntary Termination. "Involuntary Termination" shall mean (a) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; (b) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (c) a reduction by the Company of the Employee's Base Salary as in effect immediately prior to such reduction; (d) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (e) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from the location of the Company's principal office; (f) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (g) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7(i).

                  6.2. Payments Upon Termination.

                  (i) Severance Payments. If the Employee's employment with the Company terminates as a result of an Involuntary Termination at any time after a Change of Control, then

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         the Employee shall be entitled to receive a lump sum payment equal to three (3) times Employee's annual Base Salary at the rate in effect just prior to the date of the notice of termination, less the Value of the Accelerated Vesting of Options under ss.6.2(ii) if such termination occurs prior to July 9, 2001. For the purpose of this section, the "Value of the Accelerated Vesting of Options" shall be computed by first determining the number of options granted to Employee whose vesting have been accelerated under ss.6.2(ii). With respect to those options, the closing price of the Company's stock on the New York Stock Exchange or on NASDAQ as of the date of termination, less the exercise price shall be multiplied by the number of accelerated options and the total Value of the Accelerated Vesting of Options shall be subtracted from the Base Salary computation set forth above. However, in no event shall the cash portion of the severance payment be less than two (2) times the annual Base Salary at the rate in effect immediately prior to the date of the notice of termination, regardless of the Value of the Accelerated Vesting of Options.

                  Such severance payments shall be paid in a single lump sum within thirty (30) days of such termination. In addition, the Company shall continue to make available to the Employee and Employee's spouse and dependents covered under any group health plans or life insurance plans of the Company on the date of such termination of employment, all group health, life and other similar insurance plans in which Employee or such covered dependents participate on the date of the Employee's termination for a period of twelve (12) months on the same basis as provided on the date of termination.

                  (ii) Option Acceleration. If the Employee's employment with the Company terminates as a result of an Involuntary Termination at any time after a Change of Control, then the vesting and exercisability of each option granted to the Employee by the Company (the "Options") shall be automatically accelerated in full.

                  6.3. Payments on Other Termination. If the Employee's employment with the Company terminates as a result of an Involuntary Termination, other than as a result of an Involuntary Termination after a Change of Control, or termination by the Company without Cause, then the Employee shall not be entitled to receive severance or other benefits hereunder, other than payments through the end of this Agreement, or for one year, whichever is longer. If termination is for Cause, Employee shall be paid his Base Salary to the date of the notice of termination.

                  6.4. Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee's termination of employment:
         (a) the Company shall pay the Employee any unpaid base salary due for periods prior to the date of termination; (b) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the date of termination; and (c) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the date of termination. These payments shall be made promptly upon termination and with the period of time mandated by law.

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         7. Successors.

         (i) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law.

         (ii) Employee's Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8. Notices.

         (i) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (ii) Notice of Termination. Any termination by the Company for cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

         9. Arbitration.

         (i) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Houston, Texas, in

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accordance with the National Rules for the Resolution of Employment Disputes
then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

         (ii) The arbitrator(s) shall apply Texas law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in Texas for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

         (iii) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                  (a) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                  (b) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, ET SEQ.;

                  (c) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

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         10. Miscellaneous Provisions.

         (i) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

         (ii) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (iii) Integration. This Agreement and the stock option agreements representing the Options represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral.

         (iv) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of Texas.

         (v) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (vi) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

         (vii) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

         COMPANY:                           BENTON OIL AND GAS COMPANY

                                             By: /s/ Michael B. Wray
                                                --------------------------------
                                                   Michael B. Wray
                                                   Office of the Chief Executive


         EMPLOYEE:                               /s/ Peter J. Hill
                                                --------------------------------
                                                 Peter J. Hill